Exhibit 99.1

GAYLORD ENTERTAINMENT COMPANY TO TRANSFER MANAGEMENT OF

RADISSON HOTEL OPRYLAND, GENERAL JACKSON SHOWBOAT, GAYLORD

SPRINGS GOLF LINKS, AND WILDHORSE SALOON TO MARRIOTT

INTERNATIONAL

– Gaylord will continue to own and operate Grand Ole Opry and Ryman Auditorium –

NASHVILLE, Tenn.—(BUSINESS WIRE)—Sep. 14, 2012— Gaylord Entertainment Co. (NYSE: GET) today announced that it plans to transfer the management of several of its attractions assets to Marriott International, Inc. (NYSE: MAR). This transaction follows Gaylord’s previous announcement that it is selling the Gaylord Hotels brand and the rights to manage its four Gaylord hotels to Marriott, and to reorganize as a real estate investment trust (REIT) effective January 1, 2013. The specific terms of the attractions management arrangements will be finalized by October 1, 2012.

The General Jackson Showboat, Gaylord Springs Golf Links, and Wildhorse Saloon are scheduled to convert to Marriott’s management effective October 1, 2012. The Radisson Hotel Opryland is scheduled to transition on December 1, 2012 and will be renamed the “Inn at Opryland, a Gaylord Hotel.” Gaylord will continue to own these assets under the terms of the management agreements with Marriott.

The Grand Ole Opry, Ryman Auditorium and WSM-AM radio station will continue to be both owned and managed by Gaylord as taxable REIT subsidiaries.

Colin V. Reed, Chairman and Chief Executive Officer for Gaylord Entertainment stated, “These attractions are important elements of the Nashville tourism experience, and embraced by the tens of thousands of visitors who come to Nashville each year. We are confident that under Marriott’s management they will continue to be positive economic drivers for both the Nashville region and for our business.”

David Grissen, President, The Americas for Marriott International, said, “We are excited to begin managing these attractions as well at the Inn at Opryland. Historically these assets have performed well as part of the Gaylord portfolio and we believe that they will continue to offer our group and leisure customers unique entertainment options.”

Reed continued, “The Grand Ole Opry and the Ryman are incredibly important to the Nashville community. Nothing will change at these iconic assets, and we look forward to continuing to offer the same level of world-class entertainment that has made them such prominent music institutions.”

Gaylord’s proposed transactions with Marriott are subject to Gaylord’s completion of its hotel management transfer, which is subject to certain closing conditions, including the approval by Gaylord’s shareholders of certain proposals that will facilitate becoming a REIT, lender consent to amendments to Gaylord’s credit facility, and other customary conditions and regulatory approvals. Gaylord will hold a special meeting of stockholders on September 25, 2012 for the purpose of voting on proposals that will facilitate becoming a REIT, including amendments to its Certificate of Incorporation.

About Gaylord Entertainment

Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts, and the Grand Ole Opry (www.opry.com), the weekly showcase of country music’s finest performers for more than 85 consecutive years. Gaylord’s entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Gaylord Springs Golf Links, Wildhorse Saloon, and WSM-AM. For more information about Gaylord, visit www.GaylordEntertainment.com.

This press release contains “forward-looking statements” concerning Gaylord’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our expectation to contact management functions to Marriott, our expectation to elect REIT status and the timing and effect of that election. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: conditions to closing the hotel management transfer may not be satisfied or waived; and we may fail to qualify as a REIT by January 1, 2013 or at all, and, if we do qualify as a REIT, we may be unable to maintain that qualification.

About Marriott International

Marriott International, Inc. (NYSE: MAR) is a leading lodging company based in Bethesda, Maryland, USA with more than 3,700 properties in 73 countries and territories and reported revenues of over $12 billion in fiscal year 2011. Marriott operates and franchises hotels and licenses vacation ownership resorts under 17 brands, including Marriott Hotels & Resorts, The Ritz-Carlton, JW Marriott, Bulgari, EDITION, Renaissance, Autograph Collection, AC Hotels by Marriott, Courtyard, Fairfield Inn & Suites, SpringHill Suites, Residence Inn, TownePlace Suites, Marriott Executive Apartments, Marriott Vacation Club, Grand Residences by Marriott, and The Ritz-Carlton Destination Club. There are approximately 300,000 employees at headquarters, managed and franchised properties. Marriott is consistently recognized as a top employer and for its superior business operations, which it conducts based on five core values: put people first, pursue excellence, embrace change, act with integrity, and serve our world. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

For Gaylord:

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, Executive Vice President and Chief Financial Officer	Brian Abrahamson, Vice President of Corporate Communications
Gaylord Entertainment	Gaylord Entertainment
615-316-6588	(615) 316-6302
mfioravanti@gaylordentertainment.com	babrahamson@gaylordentertainment.com
~or~	~or~
Patrick Chaffin, Vice President of Strategic Planning and Investor Relations	Dan Zacchei
Gaylord Entertainment	Sloane & Company
615-316-6282	(212) 446-1892 or (212) 446-1882
pchaffin@gaylordentertainment.com	jhochberg@sloanepr.com dzacchei@sloanepr.com

For Marriott:

Tom Marder

(301) 380-2553

thomas.marder@marriott.com

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval. Granite Hotel Properties, Inc. (“Granite”) and Gaylord have filed with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus which describes Gaylord’s plans to qualify as a REIT for federal income tax purposes following the consummation of the sale of the Gaylord Hotels brand and rights to manage Gaylord’s four Gaylord Hotels to Marriott and the contemplated merger of Gaylord with and into Granite to facilitate the REIT election. Notice of a special meeting and a definitive proxy statement/prospectus were mailed to Gaylord stockholders who held shares of Gaylord’s common stock as of August 8, 2012 on August 22, 2012. INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND REIT CONVERSION. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov or Gaylord’s website at www.gaylordentertainment.com. In addition, stockholders may obtain free copies of the documents by sending a written request to Gaylord’s Secretary at Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, or by calling the Secretary at (615) 316-6000.

Interests of Participants

Gaylord and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Gaylord’s stockholders in connection with the proposed merger and REIT conversion. Information regarding Gaylord’s directors and executive officers is set forth in Gaylord’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 3, 2012 and February 24, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and REIT conversion is contained in the proxy statement/prospectus filed with the SEC.